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                                                                   Exhibit 23(a)


                        [ERNST AND YOUNG LLP LETTERHEAD]



                         Consent of Independent Auditors


         We consent to the incorporation by reference in the registration statement on Form S-8 of Comerica Incorporated, pertaining to the registration of $4,681,322 of deferred compensation obligations under the Comerica Incorporated Deferred Compensation Plan (1997 Amendment and Restatement), of our report dated January 22, 1997, with respect to the consolidated financial statements of Comerica Incorporated, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                       /S/ Ernst & Young LLP

September 22, 1997











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